Exhibit 3.2 (f)


                          Registrant's Amended By-laws


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                                     BY-LAWS

                            INTEGRAMED AMERICA, INC.

                         (As Amended December 11, 2007)

                                    ARTICLE I

                                     OFFICES

         Section 1.  Registered  Office.
         -------------------------------

         The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver thereof. Meetings of the stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Date and Time of Annual Meeting. Annual meetings of the stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each such annual meeting, the board of directors shall be elected by the plurality vote of the holders of the authorized and outstanding shares of the corporation's capital stock entitled to vote thereon.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. Voting List; Inspection. The officer or agent who has charge of the stock transfer books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or at any adjournment thereof, arranged in alphabetical order within each class, series or group of stockholders, and showing the address of each stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



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         Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the board of directors or by the chairman of the board or the president.

         Section 6. Notice; Date and Time of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.

         Section 7. Notice of Stockholder Business

         (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this by-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this by-law.

         (b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this by-law, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         (c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this by-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this by-law.

         Section 8. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.



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         Section 9. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. Votes Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision in the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern the vote required to decide such question.

         Section 11. Voting of Shares. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy (which may be evidenced by original or facsimile signature in accordance with the Delaware General Corporation Law) for each share of the capital stock having voting power held by such stockholder, but no proxy shall be valid and voted on after three years from its date, unless the proxy provides for a longer period.

         Section 12.  Voting Procedures and Inspectors of Elections.
         ----------   ---------------------------------------------

         (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors (and may appoint one or more alternates) to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

         (b) The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist in the performance of the duties of the inspectors.

         (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.




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         (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with ss. 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                   ARTICLE III

                                    DIRECTORS

         Section l. General. The business of the corporation shall be managed by or under the direction of its board of directors (sometimes hereinafter referred to as the "board") which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 2. Number and Term. The board of directors or the corporation shall consist of seven (7) persons.. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3. Vacancies. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office even if such directors do not constitute a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of the stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then such vacancies or new directorships shall be filled by a majority of the stockholders entitled to vote for the election of directors.

         Section 4. Nominations of Directors.
         ---------  ------------------------

         (a) Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this by-law.




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         (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the l0th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and
(ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number or shares or the corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set; forth in a stockholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this by-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this by-law.

         Section 5.   The Chairman of the Board.
         ---------    -------------------------

         (a) The chairman of the board shall be a member of the board. The chairman shall preside at all meetings of the board of directors and the stockholders.

         (b) The chairman of the board shall provide leadership and support to the board in fulfilling its corporate governance functions; schedule meetings of the board; and develop, with the board and management, agendas for board meetings.

         (c) The chairman of the board shall serve as an ex officio member (non-voting) of the Governance and Nominating Committee of the board.

         (d) The chairman shall carry out such other duties and responsibilities as may be assigned by the board.


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         Section 6. The Vice Chairman. The vice chairman of the board, if there be one, shall be a member of the board and shall perform the duties of the chairman of the board in the latter's absence or disability and such other duties as shall be prescribed by the chairman or the board.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Annual Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on one day' s notice to each director, either personally or by telephone, telecopy, telegram or recognized overnight courier; and special meetings shall be called by the president or secretary in like manner and on like notice on the written request of Any two or more directors, unless the board consists of only one director in which case a special meeting may be called and held by such director.

         Section 8. Quorum; Action of the Board. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of those directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting if the period of any adjournment does not exceed ten days, until a quorum shall be present.

         Section 9. Action of Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Telephone Conference Call. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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                             COMMITTEE OF DIRECTORS

         Section 11. Authorization. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that any such alternate member shall possess the qualifications required for service on such committee.

         Section 12. Powers. Any such committee, to the extent provided in the resolution of the board of directors or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, electing any director, removing any officer or director, submitting to the stockholders any action that requires the stockholders approval, amending or repealing any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board, amending, altering or repealing any by-law of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors or as set forth in these by-laws.

         Section 13. Minutes of Meetings and Reports to the Board. Board. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                  COMPENSATION

         Section 14. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be compensated for attendance at such meeting of the board of directors or a stated salary as a director, as determined by the board, payable in cash or securities on other obligations of the corporation. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors who are full-time employees of the corporation and are compensated as such shall receive no additional compensation for serving as directors.

                                     REMOVAL

         Section 15. Removal of Director. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote for the election of directors.


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                                  ARTICLE III-A

                               Advisory Directors

         Section 1. Advisory Directors. The Board of Directors may appoint, to serve at the pleasure of the Board, up to three (3) Advisory Directors, who, after their initial appointment, shall, except in the case of such Advisory Director's earlier death, resignation, retirement, disqualification or removal, be subject to re-appointment at the organizational meeting of the Board of Directors immediately following the Annual Stockholders' meeting. Vacancies may, but need not be filled by the Board of Directors between organizational meetings following the Annual Stockholders' meeting.

         Section 2. Duties. It shall be the duty of an Advisory Director to advise and provide counsel to the Board of Directors with respect to Business Services provided by the Company to the Company's network of medical practices at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner be deemed a director in accordance with applicable law.

         Section 3. Meetings. The Advisory Board of Directors shall meet as necessary; however, not less than twice a year the Advisory Directors shall meet in joint session with the Board of Directors, with the privilege of participating in all discussions but without the right to vote and shall not be counted for determining a quorum of the Board of Directors; and at least once a year, the Advisory Board of Directors are expected to hold a meeting in conjunction with their attendance at either the American Society of Reproductive Medicine Annual Meeting or a meeting of the IntegraMed Council of Physicians and Scientists.

         Section 4. Compensation. Advisory Directors shall not be compensated for services rendered to the Board of Directors, but shall be entitled to be paid Board Attendance Fees equivalent to the amount paid to members of the Board of Directors, plus reimbursement for reasonable out-of-pockets expenses, including, but not limited to travel expenses for attending meetings.


                                   ARTICLE IV

                                     NOTICES

         Section 1. Form of Notice. Whenever, under the provisions of applicable statutes or of the certificate of incorporation or of these by-laws notice is required to be given to any director or stockholder, such notice shall not be construed to mean personal notice, and may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation. with postage thereon prepaid, and such notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telecopy, telegram or recognized overnight courier.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable statutes or of the certificate of


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incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance in person or by proxy of any stockholder at a meeting, and the attendance of any director at a meeting, shall constitute a waiver of notice by such stockholder or, as the case may be, director, unless such stockholder or director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Designation of Officers. The officers of the corporation shall be elected by the board of directors and shall be a president and chief executive officer, a Senior Vice President and Chief Financial Officer, vice president, secretary and treasurer. The board of directors may also elect senior vice presidents, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. Election of Officers. The board of directors at its first meeting after each annual meeting of the stockholders shall elect or re-appoint a president, one or more senior vice presidents, one or more vice-presidents, a secretary and a treasurer.

         Section 3. Other Officers. The board of directors may elect such other officers and appoint such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee of the board of directors.

         Section 5. Term of Office. Each officer of the corporation shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier resignation or removal. Any officer elected by the board of directors may be removed at any time by affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 6.  The President and Chief Executive  Officer.
         ---------   ------------------------------------------
         (a) The President shall be a member of the board and shall be the chief executive officer of the corporation.

         (b) .The President shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall, in the absence or disability of the chairman of the board and the vice chairman of the board, if one is designated, preside at all meetings of the stockholders and the board of directors.

         (c) The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required of permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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         Section 7. Executive Vice President and Chief Financial Officer.

         (a) The Executive Vice President and Chief Financial Officer shall develop and implement long-term strategies and tactics that protect and enhance the corporation's assets, profits and shareholder value.

         (b) The Executive Vice President and Chief Financial Officer shall ensure the integrity of the Corporation's financial and information systems, treasury operations, and be a primary spokesperson for the Corporation on financial and investor relations matters.

         Section 8. The Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

         Section 9. The Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chairman of the board or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 10. The Assistant Secretary. The assistant secretary, if there be one, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board and the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 12. The Assistant Treasurer. The assistant treasurer, if there be one, shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Signatures; Payment of Consideration; Classes and Series of Stock.

         (a) The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         (b) Except as may otherwise be permitted by statute, no certificate shall be issued for any share until such share is fully paid.

         (c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, relative rights and limitations of each class or series authorized to be issued, and of the authority of the board to divide the shares into classes or series and to determine and change the relative rights, preferences and liquidations of any class or series, shall be set forth in full on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests a full statement of such designations, preferences, and relative rights and limitations.

         Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Contents. Each certificate shall state on its face that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued and the number and class, and the designation of the series, if any, of the shares which such certificate represents.

         Section 4. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance


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thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 5. Transfer of Stock. In the case of certificated shares of stock, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares, it shall be the duty of the corporation to record such transfer upon its books.

         Section 6. Fixing Record Date. In order that the corporation may determine the stockholders (i) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, or (ii) entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date, which, with respect to the actions described in clause (i) above, shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action described therein, and with respect to the actions described in clause
(ii) above, shall not be more than ten days after the date upon which the board of directors fixes the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders and a new record date for the adjourned meeting shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix.

         Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to the provisions, if any, of the certificate of incorporation, dividends upon any class or series of the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. To the extent permitted by law, and subject to the provisions of the certificate of incorporation, if any, dividends may be paid in cash, in property, or in shares of capital stock.

         Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be December 3lst of each year unless otherwise fixed by resolution of the board of directors.


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         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 5. Indemnification. (a) The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify and advance expenses to any director, officer or trustee which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification and advancement of expenses provided for in this Section (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the certificate of incorporation or any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification and advancement of expenses under this Section shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         (b) To assure indemnification under this Section of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Section, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such persons duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendments. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting; provided that no amendment of these by-laws may be adopted which contravenes a provision of the certificate of incorporation of the corporation.